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
                                            OLD  REPUBLIC  INTERNATIONAL  CORPORATION
                                         EARNINGS  PER  SHARE  EXHIBIT
                                                        (Amounts in millions, except per share data)
  --------------------------------------------------------------------------------------------------------------


                                                                   Computation of Primary Earnings Per Share
                                                               -------------------------------------------------
                                                                   Quarters Ended           Nine Months Ended
                                                                    September 30,              September 30,
                                                               ----------------------     ----------------------
                                                                  1996        1995           1996        1995
                                                               ----------  ----------     ----------  ----------
  Weighted average number of common shares outstanding              86.6        78.0           85.5        77.7

  Add: Weighted average number of assumed common shares to be issued upon conversion or exercise of:

       Redeemable and/or Convertible Preferred Stock                 6.8         6.9            6.8         7.2
       Stock Options                                                 0.7         0.6            0.7         0.5
                                                               ----------  ----------     ----------  ----------
  Weighted average number of common and common equivalent share     94.2        85.6           93.1        85.5
                                                               ==========  ==========     ==========  ==========

  Net income for the period                                         61.7        60.9          167.7      $142.0

  Less dividends applicable to appropriate Series of
       Redeemable and Convertible Preferred Stock                    1.2         1.2            3.7         3.7
                                                               ----------  ----------     ----------  ----------

  Adjusted net income                                              $60.5       $59.7         $164.0      $138.3
                                                               ==========  ==========     ==========  ==========

  Primary earnings per share                                       $0.64       $0.70          $1.76       $1.62
                                                               ==========  ==========     ==========  ==========


  --------------------------------------------------------------------------------------------------------------

                                                                Computation of Fully Diluted Earnings Per Share
                                                               -------------------------------------------------
                                                                   Quarters Ended           Nine Months Ended
                                                                    September 30,              September 30,
                                                               ----------------------     ----------------------
                                                                  1996        1995           1996        1995
                                                               ----------  ----------     ----------  ----------
  Weighted average number of common shares outstanding              86.6        78.0           85.5        77.7

  Add: Weighted average number of assumed common shares to be issued upon conversion or exercise of:

       Redeemable and/or Convertible Preferred Stock                 7.0         7.1            7.0         7.4
       Convertible Subordinated Debentures                           ---         6.3            1.0         6.3
       Stock Options                                                 0.9         0.8            1.0         0.8
                                                               ----------  ----------     ----------  ----------
  Weighted average number of common and common equivalent share     94.6        92.5           94.6        92.4
                                                               ==========  ==========     ==========  ==========

  Net income for the period                                        $61.7       $60.9         $167.7      $142.0

  Less dividends applicable to appropriate Series of
       Cumulative Preferred Stock                                    1.1         1.1            3.8         3.5
  Plus interest applicable to Convertible Debentures                 ---         1.0            0.4         3.0
                                                               ----------  ----------     ----------  ----------

  Adjusted net income                                              $60.5       $60.8         $164.6      $141.5
                                                               ==========  ==========     ==========  ==========

  Fully diluted earnings per share                                 $0.64       $0.66          $1.74       $1.53
                                                               ==========  ==========     ==========  ==========

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